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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   __________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) September 18, 1999
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                                FURON COMPANY
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               (Exact name of registrant as specified in charter)


           California             0-8088             95-1947155
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        (State or other        (Commission         (IRS employer
        jurisdiction of        file number)        identification
        incorporation)                                number)


            29982 Ivy Glenn Drive, Laguna Niguel, California  92677
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                   (Address of principal executive offices)

              Registrant's telephone number, including area code:
                                 (949) 831-5350
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                                Not Applicable
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         (Former name or former address, if changed since last report)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT
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(b).  Information Required by Item 403(c) of Regulation S-K.
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          On September 18, 1999, Furon Company, a California corporation (the
"Company"), Norton Company, a Massachusetts corporation ("Parent") which is an indirect wholly-owned subsidiary of Compagnie de Saint-Gobain, a French corporation ("Saint-Gobain"), and FCY Acquisition Corporation, a California corporation and an indirect wholly-owned subsidiary of Parent ("Purchaser"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The following summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement provides, subject to certain conditions as described therein, for the commencement of a cash tender offer (the "Offer") to purchase all of the outstanding shares of the Company's common stock, without par value, including the associated preferred stock purchase rights ("Shares"), at a price of $25.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal filed by Saint-Gobain, Parent and Purchaser with the Securities and Exchange Commission on September 24, 1999 (collectively, the "Offer Documents") and, together with the Company's recommendation of the tender offer, mailed to the Company's shareholders on the same date. The obligation of Purchaser to accept for payment and pay for Shares tendered pursuant to the Offer is subject to at least 90% of the outstanding Shares being validly tendered and certain other conditions that are described in the Merger Agreement and the Offer Documents. In the event that more than 50% and less than 90% of Shares then outstanding are tendered pursuant to the Offer and not withdrawn, Purchaser will, under certain circumstances described in the Merger Agreement and the Offer Documents, either exercise the Top-Up Stock Option (as described in the Merger Agreement and the Offer Documents) or reduce the number of Shares subject to the Offer to a number equal to 49.99% of Shares then outstanding.

          The Merger Agreement provides that, among other things, as soon as practicable after the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the California General Corporation Law (the "CGCL"), Purchaser will be merged with and into the Company (the "Merger"), whereupon the separate existence of Purchaser will cease and the Company will continue as the surviving corporation. Upon consummation of the Merger, each outstanding Share (other than (i) each Share held by the Company as treasury stock or each Share held by Saint Gobain, Parent or any subsidiary of Saint-Gobain or Parent, and (ii) any Shares held by any holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Chapter 13 of the CGCL) will be converted into and represent the right to receive $25.50 in cash or any higher price per Share that may be paid in the Offer, without interest.

          On September 19, 1999, Parent and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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2.1         Agreement and Plan of Merger, dated as of September 18, 1999, among Furon Company, a California corporation, Norton Company, a Massachusetts corporation, and FCY Acquisition Corporation, a California corporation and an indirect wholly-owned subsidiary of Norton Company.

99.1 Joint Press Release, dated September 19, 1999, issued by Furon Company and Norton Company.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           FURON COMPANY


                                           /s/ MONTY HOUDESHELL
Date:  September 29, 1999                  _____________________________
                                           Name:   Monty Houdeshell
                                           Title:  Vice President and
                                                   Chief Financial Officer

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EXHIBIT INDEX
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Exhibit                                                                Page
  No.                   Description of Exhibit                       Number
- -------                 ----------------------                       ------

 2.1 Agreement and Plan of Merger, dated as of September 18, 1999, among Furon Company, a California corporation, Norton Company, a Massachusetts corporation, and FCY
            Acquisition Corporation, a California corporation and an indirect wholly-owned subsidiary of Norton Company.

99.1 Joint Press Release, dated September 19, 1999, issued by Furon Company and Norton Company.

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